iCHOW Marketing Agreement

This Marketing Agreement (this "Agreement"), dated as of March 09, 2015 (the "Effective Date"), is between iCHOW, a Capital Holdings Company, ("iCHOW") located at 1199 S. Federal Hwy. Suite 136, Boca Raton, Florida 33432 and Breakfast at Lilly's, ("Breakfast at Lilly's") located at 240 Highway A1A, Satellite Beach, Florida 32937. iCHOW and Breakfast at Lilly's are sometimes individually referred to as "Party" and collectively referred to as the "Parties."

WHEREAS, iCHOW and Breakfast at Lilly's desire to establish exclusive strategic marketing agreement whereby iCHOW, a Capital Holdings Company will promote Breakfast at Lilly's's products services to its customers. This Agreement may be modified from time to time in the form of a written instrument signed by both Parties (an "Amendment"). The terms of any Amendment executed during this Agreement will be subject to the terms of this Agreement unless otherwise stipulated in the Amendment.

1. **<u>SCOPE OF ACTIVITIES</u>.** The Parties will undertake the activities listed in Appendix A. The Parties acknowledge that their respective obligations to undertake the activities listed in Appendix A serve as good and valuable consideration for this Agreement.

2. **<u>REPORTING</u>.** Within thirty (30) days after the end of each calendar month during the Term, iCHOW, a Capital Holdings Company will provide Breakfast at Lilly's with (or provide access to) a monthly report of data that will let the other Party determine the value (traffic, completed sales, revenues, etc.) derived from individual activities as described in this Agreement.

3. **<u>TRACKING OF USERS</u>.**

a. iCHOW will use and implement reasonable tracking mechanisms in order to permit Breakfast at Lilly's to accurately track users linking from the iCHOW Site to the Breakfast at Lilly's Site and purchasing Breakfast at Lilly's Services.

4. **<u>LICENSES</u>.** Breakfast at Lilly's grants to iCHOW a non-exclusive, non-transferable, royalty-free license to use Breakfast at Lilly's trade names, trademarks, logos and service marks (collectively Marks) in connection with the performance of this Agreement. iCHOW shall not use any of Breakfast at Lilly's Marks for any purpose without first obtaining the prior written advance consent of Breakfast at Lilly's. iCHOW will notalter or permit alteration of, or remove or modify or permit removal or modification of, any of Breakfast at Lilly's, or other identifying marks placed by Breakfast at Lilly'sor its agents on the products or associated documentation or literature, without Breakfast at Lilly's prior written approval. Except as specifically provided in this Agreement, nothing in this Agreement shall confer upon iCHOW any right, title or interest in any of the Marks or goodwill of Breakfast at Lilly's. iCHOW acknowledges that Breakfast at Lilly's Marks and any related goodwill are the sole and exclusive property of Breakfast at Lilly's, and iCHOW agrees not to (or cause a third party to) contest the rights of Breakfast at Lilly's in Breakfast at Lilly's or to use any confusingly similar marks, works or symbols. At no time during or after the term of this Agreement shall iCHOW challenge or assist others to challenge Breakfast at Lilly's Marks or the registration thereof or attempt to register any trademarks, marks or trade names that are in any way

confusingly similar to Breakfast at Lilly's Marks.

5. **PUBLICITY.** The Parties will cooperate to create appropriate public and promotional announcements or press releases relating to the relationship set forth in this Agreement. All public announcements by one Party which mention the other Party, but specifically excluding announcements which simply mention one Party as a customer or strategic marketer of the other Party, shall be subject to prior review and approval, which shall not be unreasonably withheld or delayed.
6. **MISCELLANEOUS.**

a. **Notices.** All notices that either Party is required or may desire to serve upon the other Party shall be in writing and addressed to the Party to be served at the respective addresses set forth herein and shall be sent via U.S. Express Mail or private express courier service with confirmed receipt and will be effective upon receipt at the addresses listed herein (unless the Parties are notified in writing of a change in address, in which case notice will be sent to the new address).

b. **Entire Agreement.** This Agreement constitutes the entire understanding and agreement between the parties with respect to the transactions contemplated, and supersedes any and all prior or contemporaneous oral or written representation, understanding, agreement or communication between the Parties concerning the subject matter hereof. Neither Party is relying upon any warranties, representations, assurances, or inducements not expressly set forth herein.

c. **Waiver.** No waiver of any provision of this Agreement or any rights or obligations of either Party hereunder shall be effective, except pursuant to a written instrument signed by the Party waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

d. **Force Majeure.** Neither Party shall be deemed in default hereunder, nor shall it hold the other Party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder due to earthquake, flood, fire, storm, natural disaster, act of God, war, armed conflict, labor strike, lockout, or boycott, provided that the Party relying upon this section (i) shall have given the other Party prompt written notice thereof and, in any event, within five (5) days of discovery thereof and (ii) shall take all steps reasonably necessary under the circumstances to mitigate the effects of the force majeure event upon which such notice is based; provided further, that in the event a force majeure event described in this section extends for a period in excess of thirty (30) days in the aggregate, either Party may immediately terminate this Agreement.

e. **Headings.** The section and paragraph headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, govern, limit, modify or construe the scope or extent of the provisions of this Agreement to which they may relate. Such headings are not part of this Agreement and shall not be given any legal effect.

f. **Amendments and Severability.** No amendment or modification of this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the party to be charged,

and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default. In the event that any provision of this Agreement should be found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained shall not, in any way, be affected or impaired thereby.

g. **Assignment.** This Agreement shall be binding upon and inure to the benefit of each Party's successors and assigns. Neither Party may assign this Agreement, in whole or in part, without the other Party's prior written consent; provided, however, that the sale of any portion of the assets of either Party, or any of its subsidiaries, its acquisition by merger into another company, shall not be deemed an assignment of this Agreement by such Party. Provided further, that the Party to be sold or acquired in accordance with the previous sentence must provide written notice to the other Party of any such sale or acquisition within forty-five (45) calendar days of the closing. Any attempt to assign this Agreement other than in accordance with this provision shall be null and void.

h. **Independent Contractors.** The Parties to this Agreement are independent contractors. Neither Party is an agent, representative, or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, joint venture, partnership, franchise, sales, representative or employment relationship between the Parties or to impose any partnership obligation or liability upon either Party. Each Party shall bear its own costs and expenses in performing this Agreement.

i. **Governing Law.** This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to conflicts of laws or choice of laws rules. All legal actions relating to this Agreement shall be brought in the state or federal courts located in the State of Florida.

k. **Construction.** In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any provision is held invalid by a court of competent jurisdiction, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties, and the remainder of this Agreement shall remain in full force and effect. There shall be no presumption for or against either Party as a result of such Party being the principal drafter of this Agreement.

l. **Records.** During the Term and for a period of 1 year(s) thereafter, the Parties will maintain books and records related to the customer transactions contemplated under this Agreement. Upon reasonable notice, the requested Party will provide such books and records to the requesting Party for review to ensure the requested Party's compliance with the terms of this Agreement.

m. **Signatories.** This Agreement shall be signed on behalf of iCHOW, a Capital Holdings Company by Nicholas Gaffney, CEO, and on behalf of Breakfast at Lilly's by Mark Van Horne, Owner.

APPENDIX A: Party Responsibilities & Payment Terms

iCHOW, a Capital Holdings Company and Breakfast at Lilly's have agreed to execute the marketing activities identified below. Each Party shall coordinate their respective marketing activities. All such promoting and marketing costs by a respective Party shall be borne solely by that Party, unless otherwise indicated below.

Activities of iCHOW, a Capital Holdings Company:
Will promote a Deluxe advertising package and annual fee for iCHOW

Activities of Breakfast at Lilly's:
Will pay Capital Holdings Corp. $250.00

Payment Terms:
$250.00 due upon execution of this Agreement

AGREED AND ACCEPTED BY:

Nicholas Gaffney, Capital Holdings Corp.

Maria Echhorne , Breakfast at Lilly's